SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A/A

Amendment No. 3

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

QLOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	33-0537669
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

26600 Laguna Hills Drive Aliso Viejo, California 92656
(Address, including zip code, of principal executive offices)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box.   ☐

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a current registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box.   ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☒

Securities Act registration statement file number to which this Form relates:_________________________ (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

None	Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Rights to Purchase

Series A Junior Participating Preferred Stock
(Title of Class)

Series A Junior Participating

Preferred Stock, par value $0.001 per share
(Title of Class)

The undersigned registrant hereby amends its Registration Statement on Form A filed June 19, 1996, as amended on Form 8-A/A filed on November 25, 1997 and on Form 8-A/A filed on June 1, 2000, by adding the information set forth below.

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

     Effective January 9, 2003, QLogic Corporation (the “Company”) executed a Third Amendment (the “Third Amendment”) to the Rights Agreement dated as of June 4, 1996 (the “Rights Agreement”) as previously amended on November 19, 1997 (the “First Amendment”) and January 24, 2000 (the “Second Amendment”) between the Company and Harris Trust and Savings Bank, as Rights Agent. The Third Amendment provides that a certain institutional investor of the Company, FMR Corp., shall not be deemed an “Acquiring Person” for the purposes of the Rights Agreement, until such time as such investor shall be the Beneficial Owner of 17% or more of the shares of common stock of the Company then outstanding.

     A copy of the Third Amendment and Notice to Rights Agent are filed as Exhibits hereto. The original Rights Agreement was filed as Exhibit 2.1 to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 19, 1996, the First Amendment was filed as Exhibit 2 to the Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on November 25, 1997 and the Second Amendment was filed as Exhibit 3 to the Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on June 1, 2000. A copy of the Rights Agreement, as amended, is available to stockholders from the Company free of charge.

     This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, the First Amendment, the Second Amendment and the Third Amendment, each of which is incorporated herein by this reference.

ITEM 2. EXHIBITS

1.	Rights Agreement, dated as of June 4, 1996, between the Company and Harris Trust and Savings Bank, as Rights Agent, which includes: as Exhibit A thereto a form of Certificate of Designation for the Preferred Stock, as Exhibit B thereto the form of Rights Certificate and as Exhibit C thereto a Summary of Terms of Shareholders Rights Plan. (Incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A filed June 19, 1996.)

2.	Amendment to Rights Agreement, dated as of November 19, 1997 between the Company and Harris Trust and Savings Bank, as Rights Agent. (Incorporated by reference to Exhibit 2 to the Company’s Registration Statement on Form 8-A/A filed November 25, 1997.)

3.	Second Amendment to Rights Agreement, dated as of January 24, 2000, between the Company and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit 3 of the Company’s Registration Statement on Form 8-A/A filed June 1, 2000).

4.	Third Amendment to Rights Agreement, dated January 9, 2003, between the Company and Harris Trust and Savings Bank, as Rights Agent.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

QLOGIC CORPORATION

By:	/s/ FRANK A. CALDERONI

Frank A. Calderoni,
Senior Vice President-Finance and
Chief Financial Officer

Date: January 10, 2003

EXHIBIT INDEX

Exhibit No.	Exhibit

1.	Rights Agreement, dated as of June 4, 1996, between the Company and Harris Trust and Savings Bank, as Rights Agent, which includes: as Exhibit A thereto a form of Certificate of Designation for the Preferred Stock, as Exhibit B thereto the form of Rights Certificate and as Exhibit C thereto a Summary of Terms of Shareholders Rights Plan. (Incorporated by reference to Exhibit 1 to the Company’s Registration Statement on
Form 8-A filed June 19, 1996.)

2.	Amendment to Rights Agreement, dated as of November 19, 1997 between the Company and Harris Trust and Savings Bank, as Rights Agent. (Incorporated by reference to Exhibit 2 to the Company’s Registration Statement on Form 8-A/A filed November 25, 1997.)

3.	Second Amendment to Rights Agreement, dated as of January 24, 2000, between the Company and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit 3 of the Company’s Registration Statement on Form 8-A/A filed June 1, 2000).

4.	Third Amendment to Rights Agreement, dated January 9, 2003, between the Company and Harris Trust and Savings Bank, as Rights Agent.

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